As filed with the Securities and Exchange Commission on September 9, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0933072
(State of Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification No.)

17872 Cartwright Road

Irvine, California 92614

(949) 399-4500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Alan P. Niedzwiecki

President and Chief Executive Officer

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, California 92614

(949) 399-4500

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Kenneth R. Lombardo General Counsel and Corporate Secretary Quantum Fuel Systems Technologies Worldwide, Inc. 100 West Big Beaver Road, Suite 200 Troy, Michigan 48084 (248) 619-9277	Thomas M. Rose Shona C. Smith Troutman Sanders LLP 401 9th Street, NW, Suite 1000 Washington, DC 20004 (757) 687-7715

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Common stock, $0.02 par value per share	(2)
Warrants	(2)
Total	$75,000,000	$8,707.50

1.	An indeterminate number of shares of common stock and an indeterminate number of warrants to purchase common stock are being registered hereunder, but in no event will the aggregate initial offering price exceed $75,000,000. Securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any such securities.
2.	Unspecified pursuant to General Instruction II.D to Form S-3 under the Securities Act.
3.	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, SEPTEMBER 9, 2011

Prospectus

$75,000,000

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Common Stock

Warrants

We may offer and sell, from time to time, common stock, warrants, and a combination thereof, with a total value of up to $75,000,000.

This prospectus provides a general description of securities we may offer and sell from time to time. Each time we sell securities pursuant to this prospectus, we will provide the specific terms of the securities in supplements to this prospectus. This prospectus may be used to offer and sell securities only if it is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

Our common stock is quoted on The Nasdaq Global Market under the symbol “QTWW.” The last reported sale price of our common stock on September 7, 2011, was $3.29 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. Our principal executive offices are located at 17872 Cartwright Road, Irvine, California 92614. Our telephone number at that location is (949) 399-4500.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 3 of this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS             , 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $75,000,000.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and the applicable prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities sold on a later date.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, the terms “Quantum,” “Company,” “we,” “us,” and “our” refer to Quantum Fuel Systems Technologies Worldwide, Inc. and its subsidiaries.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

FORWARD-LOOKING STATEMENTS

All statements included in this prospectus and any documents incorporated herein by reference, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended.

Forward-looking statements are generally identified by words such as “may,” “could,” “will,” “should,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology. Although we believe the expectations and intentions reflected in our forward-looking statements are reasonable, we cannot assure you that these expectations and intentions will prove to be correct. Various risks and other factors, including, but not limited to, those identified in our Annual Report on Form 10-K for the year ended April 30, 2011, as amended, under the caption “Risk Factors” and those included in our other public filings that are incorporated herein by reference, could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward looking statements.

Many of the risk factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements are made as of the date of this prospectus. Except as may otherwise be required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

OUR COMPANY

Background

We were incorporated in the state of Delaware in October 2000 as a wholly-owned subsidiary of IMPCO Technologies, Inc. (IMPCO). We spun off from IMPCO and became a separate company on July 23, 2002. Our fiscal year ends April 30. Our principal executive offices are located at 17872 Cartwright Road, Irvine, California 92614. Our telephone number at that location is (949) 399-4500. We maintain a web site at www.qtww.com.

Our consolidated financial statements include the accounts of Quantum Fuel Systems Technologies Worldwide, Inc., our wholly owned subsidiary, Schneider Power Inc., and our majority-owned subsidiary, Quantum Solar Energy, Inc.

On April 16, 2010, we completed the acquisition of Schneider Power, an alternative energy company with a portfolio of clean electricity generation development projects and land positions in prospective wind and solar power areas in North America and the Caribbean.

On August 27, 2008, start-up activities were initiated in Quantum Solar to develop a solar panel distribution and manufacturing operation in Irvine, California. We currently own 85.0% of Quantum Solar and the remaining 15.0% is owned by the majority shareholder of our affiliate, asola Advanced and Automotive Solar Systems GmbH. Manufacturing operations have not yet commenced for Quantum Solar.

We also hold ownership interests in certain unconsolidated active businesses that are accounted for either under the equity or cost methods of accounting. These interests include: (i) a 24.9% interest in Asola Quantum Solarpower AG, (ii) a 24.9% interest in asola Advanced and Automotive Solar Systems GmbH, (iii) a 22% interest in Power Control and Design, Inc., (iv) a 25% interest in Shigan Quantum Technologies PVT LTD, and (v) a less than 1% interest in Fisker Automotive, Inc.

Overview of Our Business

We are a fully integrated alternative energy company and a leader in the development and production of advanced clean propulsion systems and renewable energy generation systems and services.

We classify our business operations into three reporting segments: Electric Drive & Fuel Systems, Renewable Energy and Corporate. The Corporate segment consists of general and administrative expenses incurred at the corporate level that are not directly attributable to the Electric Drive & Fuel Systems or Renewable Energy business segments. The Corporate segment also includes activities of our anticipated future operating segments. Certain financial information related to each of our reporting segments can be found in the financial statements that are included in our Annual Report on Form 10-K for the year ended April 30, 2011, as amended, which is incorporated by reference into this prospectus.

Our customer base includes automotive Original Equipment Manufacturers, military and governmental agencies, aerospace, and other strategic alliance partners.

The independent registered public accounting firm, Ernst & Young LLP, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the year ended April 30, 2011, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. For fiscal years 2011, 2010 and 2009, we incurred net losses from operations before income taxes of $11.3 million, $46.3 million and $28.0 million, respectively.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the documents incorporated by reference, you should carefully consider the risk factors identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended April 30, 2011, as amended, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended, as well as any risks described in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially affect our business, results of operations or financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition. You could lose all or part of your investment.

This prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus. See “Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and any prospectus supplement will be used for general corporate purposes. We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities or use them to make payments on our borrowings. We may set forth additional information on the use of proceeds from the sale of securities offered by this prospectus in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following is a description of our common stock and certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, copies of which have been filed with the Securities and Exchange Commission and are also available upon request from us. For information on how to obtain copies of our amended and restated certificate of incorporation and our amended and restated bylaws, see “Where You Can Find More Information.”

Authorized and Outstanding Capital Stock

We are authorized to issue 50.0 million shares of common stock, $0.02 par value, of which 0.1 million are designated as non-voting Series B common shares. As of September 1, 2011, we had a total of 16,141,052 shares of common stock issued and outstanding, of which 49,998 shares are Series B common stock. We are authorized to issue 20.0 million shares of preferred stock. As of September 1, 2011, no shares of preferred stock were outstanding. Outstanding shares of common stock are validly issued, fully paid and non-assessable.

Common Stock

Voting Rights: Except as set forth below, holders of all series of our common stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights: Holders of our common stock are entitled to receive dividends as may be declared by the board of directors out of funds legally available therefore. Under the terms of the convertible notes indenture and our credit agreement, we may not pay dividends on shares of our common stock.

Liquidation Rights: In the event of liquidation, holders of the common stock are entitled to share pro rata in any distribution of our assets remaining after payment of liabilities, subject to the preferences and rights of the holders of any outstanding shares of our preferred stock.

Other Rights: Holders of our common stock have no preferential or preemptive rights with respect to any securities of Quantum and there are no conversion rights or redemption or sinking fund provisions applicable to our common stock.

Series B Common Stock

General Motors, LLC, successor in interest to General Motors Corporation, holds all outstanding shares of our Series B common stock, which shares are not entitled to vote on any matters submitted to the vote of our stockholders except as otherwise required by law. In the event we issue additional shares of any series of common stock as a dividend or other distribution on common stock, or a subdivision or combination of such common stock into a smaller or greater number of shares, the number of outstanding shares of Series B common stock will be adjusted to that number of shares of outstanding Series B common stock that is equal to the percentage of all outstanding shares of all series of our common stock (excluding shares issued pursuant to a board-approved stock option or equity incentive plan) that the holders of Series B common stock held prior to that event. Upon transfer by General Motors of any of the outstanding shares of Series B common stock to any person or entity that is not controlled by or under common control with General Motors, the transferred shares of Series B common stock will convert into an equal number of shares of common stock. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of Series B common stock will be entitled to participate ratably in dividends on common stock as declared by our board of directors. Holders of Series B common stock will be entitled to share ratably in all assets available for distribution to stockholders in the event of our liquidation or dissolution, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock.

Listing

Our shares of common stock are listed on the Nasdaq Global Market under the symbol of “QTWW.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services. Their address is 480 Washington Blvd., Jersey City, NJ 07310-1900 and their telephone number is 1-800-832-8519.

Anti Takeover Effects of Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The following discussion concerns certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws that could be viewed as having the effect of discouraging, delaying or preventing an attempt to obtain control of our company.

Delaware Law

Under certain circumstances, Section 203 of the Delaware General Corporation Law limits the ability of an “interested stockholder” to effect various business combinations with our company for a three-year period following the time that a stockholder became an interested stockholder. An “interested stockholder” is defined as a holder of 15% or more of the outstanding voting stock. An interested stockholder may engage in a business combination transaction with us within the three-year period only if:

•	our board of directors approved the transaction before the stockholder became an interested stockholder or approved the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction in which it became an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced (subject to certain exclusions); or

•

our board of directors and the holders of shares entitled to cast two-thirds of the votes entitled to be cast by all of the outstanding voting shares held by all disinterested stockholders approve the transaction.

Under Delaware law, unless the certificate of incorporation provides otherwise, stockholders are not permitted to call a special meeting of the stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws do not permit stockholders to call special meetings.

Certificate of Incorporation and Bylaws

Preferred Stock. Our amended and restated certificate of incorporation provides that we may from time to time issue shares of preferred stock in one or more series, the terms of which will be determined by our board of directors. We will not solicit approval of our stockholders unless our board of directors believes that approval is advisable or is required by the rules of The Nasdaq National Market or by Delaware law. This could enable our board of directors to issue shares to persons friendly to current management which would protect the continuity of our management and render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. These additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of our company.

Board of Directors. Our directors, other than those who may be the holders of any class or series of our preferred stock having the right under a preferred stock designation to elect additional directors under specified circumstances, are classified into three classes, as nearly equal in number as possible, with staggered three-year terms. Each of our directors is to hold the office until his or her successor is duly elected and qualified. Directors elected to succeed directors whose terms then expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Each director holds office until his successor is duly elected and qualified.

Our amended and restated certificate of incorporation provides that, except as otherwise provided in any preferred stock designation relating to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, and not by the stockholders. Any director so elected will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director’s successor has been duly elected and qualified. No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director. Subject to the rights of any class or series of preferred stock having the right under a preferred stock designation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all voting stock then outstanding, voting together as a single class.

These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of our board of directors by filling the vacancies created by removal with its own nominees. Under the classified board of directors provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions would discourage a third party from initiating proxy contest, making a tender offer or otherwise attempting to gain control of our company.

No Stockholder Action by Written Consent; Special Meetings. Our amended and restated certificate of incorporation and amended and restated bylaws provide that stockholders must effect any action required or permitted to be taken at a duly called meeting or special meeting of stockholders and that those actions may not be effected by any written consent of the stockholders. Except as otherwise required by law or by any preferred stock designation, special meetings of stockholders may be called only by a majority of the total number of directors which our Company would have if there were no vacancies, by our chairman of the board of directors, or by our chief executive officer. No business other than that stated in the notice of meeting may be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by our board of directors, our chairman of the board of directors or our chief executive officer.

Advance Notice Procedures. Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. These stockholder notice procedures provide that only persons who are nominated by our board of directors, or by a stockholder who was a stockholder of record at the time of giving notice and has given timely written notice to our secretary before the meeting at which directors are to be elected, will be eligible for election as directors. These stockholder notice procedures also limit the business that may be conducted at an annual meeting of stockholders to business brought by our board of directors, or by a stockholder who has given timely written notice to our secretary of the stockholder’s intention to bring such business before the meeting. Under these stockholder notice procedures, for notice of a stockholder nomination for election as a director at an annual meeting to be timely, the notice must be received by our secretary not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day before the first anniversary of the preceding year’s annual meeting, except that, if the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, for the notice by the stockholder to be timely it must so be delivered not earlier than the close of business on the 120th calendar day before the annual meeting and not later than the close of business on the 90th calendar day before the annual meeting or the 10th calendar day following the day on which we first publicly announce a meeting date.

Nevertheless, if the number of directors to be elected to our board of directors is increased, and we make no public announcement naming all of the nominees for director or specifying the size of our increased board of directors at least 100 calendar days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to our secretary not later than the close of business on the 10th calendar day following the day on which we first make the public announcement. Under these stockholder notice procedures, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, we must receive notice not earlier than the close of business on the 120th calendar day before the special meeting and not later than the close of business on the later of the 90th calendar day before the special meeting or the 10th calendar day following the day of the first public announcement of the date of the special meeting and of the nominees proposed by our board of directors to be elected at the meeting.

In addition, under these stockholder notice procedures, a stockholder’s notice to us to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors will be required to contain specified information. If the chairman of the meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with our stockholder notice procedures, the individual will not be eligible for election as a director, or the business will not be conducted at the meeting, as the case may be.

Amendments. Our amended and restated certificate of incorporation provides that the affirmative vote of the holders of at least 80% of our voting stock then outstanding, voting together as a single class, is required to amend provisions of our certificate of incorporation relating to stockholder action; the number, election and tenure of directors; the nomination of director candidates and the proposal of business by stockholders; the filling of vacancies on our board of directors; and the removal of directors. Our amended and restated certificate of incorporation further provides that provisions of our amended and restated bylaws relating to the foregoing subject matters, including the stockholder notice procedures, may be amended only by the affirmative vote of the majority of the whole board of directors or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class. Other than the provisions of our amended and restated bylaws referenced above, which will require at least 80% of the voting power, the affirmative vote of holders of at least two-thirds of the voting power of outstanding shares of voting stock, voting as a single class, is required to amend our amended and restated bylaws.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock. We may issue warrants independently or together with our common stock. The warrants may be attached to or separate from the offered common stock. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation and terms of the common stock for which the warrants are exercisable;

•	the designation and terms of the common stock, if any, with which the warrants are to be issued and the number of warrants issued with the common stock;

•	the price or prices at which the warrants will be issued, if any;

•	the aggregate number of warrants;

•	the number of shares of common stock that may be purchased upon exercise of the warrants and the exercise price for the warrants;

•	any provisions for adjustment of the number or amount of shares of common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	any provisions with respect to a holder’s right upon a change in control or similar event;

•	if applicable, the date on and after which the warrants and the common stock purchasable upon exercise of the warrants will be separately transferable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any additional terms of the warrants, including the terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and one or more banks, trust companies or other financial institutions, as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Exercise of Warrants

A warrant will entitle the holder to acquire an amount of common stock at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement or other offering material.

Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment (if applicable) and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the common stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

No Rights as Stockholders

Prior to the exercise of their warrants, holders of warrants will not have any rights of holders of the common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the common stock purchasable upon such exercise.

PLAN OF DISTRIBUTION

We may sell securities pursuant to this prospectus (i) through underwriters or dealers, (ii) through agents, (iii) directly to one or more purchasers, or (iv) through a combination of any such methods of sale. The prospectus supplement relating to any offering of securities may include the following information:

•	the terms of the offer;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sales through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc. or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act of 1933, as amended.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with the applicable FINRA rules.

Direct Sales

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale of those securities.

Sales through Agents

We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933, as amended. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In addition, sales not covered by this prospectus may also be made pursuant to Rule 144 or another applicable exemption under the Securities Act of 1933, as amended.

To comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s web site at www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference rooms located at 100 F Street, N.E., Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Also, using our website, www.qtww.com, you can access electronic copies of documents we file with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to those reports, free of charge. Information on our website is not incorporated by reference in this prospectus.

We have included this prospectus in our registration statement on Form S-3 that we filed with the Securities and Exchange Commission. The registration statement provides additional information that we are not required to include in this prospectus. You can receive a copy of the entire registration statement as described above. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission allows us to “incorporate by reference” in this prospectus certain information we file with the Securities and Exchange Commission, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering:

•

our Annual Report on Form 10-K for the fiscal year ended April 30, 2011, filed with the Securities and Exchange Commission on July 5, 2011, as amended and filed with the Securities and Exchange Commission on August 4, 2011;

•

our Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 9, 2011, September 6, 2011, September 2, 2011, September 1, 2011, August 24, 2011, July 5, 2011, June 29, 2011, June 22, 2011, June 15, 2011, June 2, 2011, May 26, 2011, May 25, 2011, May 20, 2011 and May 11, 2011.

•

the description of our common stock contained in our Form 10-12G/A filed with the Securities and Exchange Commission on July 11, 2002, including any amendment or report filed for the purpose of updating that description; and

•

all documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before we stop offering the securities covered by this prospectus.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the Securities and Exchange Commission in accordance with Securities and Exchange Commission rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

Upon written or oral request, at no cost we will provide to each person at, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

17872 Cartwright Road

Attn: Chief Financial Officer

Irvine, California 92614

(949) 399-4500

In addition, you may access these filings on our Web site at www.qttw.com.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of common stock offered hereby will be passed upon for us by Kenneth R. Lombardo, General Counsel and Corporate Secretary, of the Company. Underwriters, dealers and agents, if any, who we will identify in a prospectus supplement, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus and the accompanying prospectus supplement. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated balance sheets as of April 30, 2011 and 2010, and the related consolidated statements of operations, equity, and cash flows for each of the three years in the period ended April 30, 2011, the financial statement schedule, and the effectiveness of internal control over financial reporting as of April 30, 2011, included in our Annual Report on Form 10-K for the year ended April 30, 2011, as amended, and incorporated by reference herein, which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements. We have incorporated by reference herein our consolidated financial statements and schedule in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following statement sets forth the estimated amounts of expense to be borne by us in connection with the sale and distribution of the securities being offering hereby (except any underwriting commissions and discounts):

Securities and Exchange Commission Registration Fee		$8,707.50
Accounting Fees and Expenses	$	*	*
Legal Fees and Expenses	$	*	*

Total Expenses	$	*	*

**	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation also provides for mandatory indemnification of our directors and executive officers, and permissive indemnification of our employees and agents, to the fullest extent permissible under Delaware law.

Our amended and restated certificate of incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have entered into agreements with each of our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which each may be made a party by reason of the fact that each is or was a director or officer of our company or any of our affiliated enterprises, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also establish procedures that will apply if a claim for indemnification arises under the agreements.

We maintain a policy of directors’ and officers’ liability insurance that insures our directors and officers against the costs of defense, settlement or payment of a judgment under some circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

(a) The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this Registration Statement on Form S-3.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 9, 2011.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. (Registrant)

By:	/s/ Alan P. Niedzwiecki
Alan P. Niedzwiecki, President, Chief Executive Officer (Principal Executive Officer) and Director

Power of Attorney

Each director and officer of the Registrant whose signature appears below hereby appoints Alan P. Niedzwiecki and W. Brian Olson, and each of them individually, as his or her true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, and the Registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Alan P. Niedzwiecki Alan P. Niedzwiecki	President, Chief Executive Officer and Director (Principal Executive Officer)	September 9, 2011

/s/ W. Brian Olson W. Brian Olson	Chief Financial Officer and Treasurer (Principal Financial Officer)	September 9, 2011

/s/ Bradley J. Timon Bradley J. Timon	Controller (Principal Accounting Officer)	September 9, 2011

/s/ Dale L. Rasmussen Dale L. Rasmussen	Chairman of the Board	September 9, 2011

/s/ Brian A. Runkel Brian A. Runkel	Director	September 9, 2011

/s/ G. Scott Samuelsen G. Scott Samuelsen	Director	September 9, 2011

/s/ Carl E. Sheffer Carl E. Sheffer	Director	September 9, 2011

/s/ Paul E. Grutzner Paul E. Grutzner	Director	September 9, 2011

/s/ Jonathan Lundy Jonathan Lundy	Director	September 9, 2011

Item 16.	Exhibits and Financial Statement Schedules.

(a)	EXHIBIT INDEX

The following exhibits are filed with this Registration Statement:

1.1**	Form of Underwriting Agreement for common shares and/or warrants.

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended April 30, 2011 filed with the SEC on July 5, 2011).

3.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K filed with the SEC on July 29, 2002).

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form 10 (File No. 000-49629), which was filed with the SEC on February 13, 2002).

4.2**	Form of warrant agreement.

4.3**	Form of warrant certificate.

5.1*	Opinion of General Counsel of the Registrant.

23.1*	Consent of Ernst & Young, LLP.

23.2*	Consent of General Counsel of the Registrant (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith
**	To be filed, if necessary, by amendment to this registration statement or incorporated by reference to a current report on Form 8-K in connection with an offering of securities.

.